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                                                                   EXHIBIT 10.12

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

     This Agreement as to Expenses and Liabilities (the "Agreement"), dated as of November 10, 2003, is between Southern Community Financial Corporation, a North Carolina corporation (the "Company"), and Southern Community Capital Trust II, a Delaware statutory trust (the "Trust").

     WHEREAS, the Trust intends to issue common securities (the "Common Securities") to, and receive 7.95% Deferrable Interest Junior Subordinated Debentures due December 31, 2033 (the "Debentures") from, the Company and to issue and sell the 7.95% Cumulative Trust Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of November 10, 2003, as the same may be amended from time to time (the "Trust Agreement"); and

     WHEREAS, the Company will directly or indirectly own all of the Common Securities of the Trust and will issue the Debentures.

     NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase the Company hereby agrees shall benefit the Company and which purchase the Company acknowledges will be made in reliance upon the execution and delivery of this Agreement, the Company, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:

                                    ARTICLE I

     SECTION 1.01. GUARANTEE BY THE COMPANY. Subject to the terms and conditions hereof, the Company, including in its capacity as holder of the Common Securities, hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

     SECTION 1.02. TERM OF AGREEMENT. This Agreement shall terminate and be of no further force and effect upon the later of: (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise); or (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Preferred Securities Guarantee Agreement dated the date hereof by the

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Company and Property Trustee as Guarantee Trustee (as defined in the Preferred
Securities Guarantee Agreement) or under this Agreement, for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

     SECTION 1.03. WAIVER OF NOTICE. The Company hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Company hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 1.04. NO IMPAIRMENT. The obligations, covenants, agreements and duties of the Company under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

          (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust. The Beneficiaries shall not be obligated to give notice to, or obtain the consent of, the Company with respect to the happening of any of the foregoing.

     SECTION 1.05. ENFORCEMENT. A Beneficiary may enforce this Agreement directly against the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company.

                                   ARTICLE II

     SECTION 2.01. BINDING EFFECT. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Beneficiaries.

     SECTION 2.02. AMENDMENT. So long as there remains any Beneficiary or any Preferred Securities outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

     SECTION 2.03. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same by facsimile

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transmission (confirmed by mail) or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed):

                             Southern Community Capital Trust II
                             c/o Wilmington Trust Company
                             Rodney Square North
                             1100 North Market Street
                             Attention:  Corporate Trust Services

                             Southern Community Financial Corporation
                             4605 Country Club Road
                             Winston-Salem, NC 27012
                             Attention:  Richard Cobb

     SECTION 2.04. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina (without regard to conflict of laws principles).

     THIS AGREEMENT is executed as of the day and year first above written.

                            SOUTHERN COMMUNITY FINANCIAL CORPORATION

                             By:      /s/ F. Scott Bauer
                                ----------------------------------
                               F. Scott Bauer
                               President, Chief Executive Officer and
                               Chairman of the Board of Directors

                             SOUTHERN COMMUNITY CAPITAL TRUST II

                                 /s/ F. Scott Bauer
                             ----------------------------------------
                             Name: F. Scott Bauer
                             Title: As Administrative Trustee

                                 /s/ Richard M. Cobb
                             ---------------------------------------
                               Name: Richard Cobb
                               Title: As Administrative Trustee

                                 /s/ Jeff T. Clark
                             ----------------------------------------
                               Name: Jeff T. Clark
                               Title: As Administrative Trustee